Exhibit 10.22


                                 PROMISSORY NOTE
                                   (UNSECURED)


$                                                              Date:
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         FOR VALUE RECEIVED, the undersigned, Geo Petroleum, Inc., a California
Corporation, ("Maker") does hereby agree to pay to TD and Associates, Inc. a California Corporation, ("Payee") or order, the principal amount of _________ dollars ($_________). Payments hereunder shall be made at the principal place of business of Payee or such other place as the holder hereof shall, from time to time, designate in writing deliver to Maker. Outstanding principal shall bear interest at the prime rate as determined monthly by reference to the Wall Street Journal for the first business day of each month, which rate as announced therein shall be the prime rate for such month, plus two percentage points.

         Accrued interest shall be due and payable on the seventh day of each month. All principal and accrued interest shall be due on September 7, 2001. Privileged is reserved to prepay this note without penalty or surcharge, in whole or in part at any time.

         The Maker agrees to pay all costs and expenses of collection, including reasonable attorneys' fees, in the event any amounts due under this Note are not paid in accordance with the terms hereof, irrespective of whether suit or other proceedings are commenced with respect to such failure to pay in a timely fashion.

         The Maker agrees that the payee's failure, at any time or times hereafter, to require strict performance by the Maker of any provision or term of this Note shall not waive, affect or diminish any right of the payee thereafter to demand strict compliance and performance thereof. None of the undertakings of the Maker under this Note shall be deemed to be suspended or waived by the payee unless such suspension or waiver is in writing, dated subsequent to the date hereof, signed by the payee and delivered to the Maker.

         This Note shall be governed by the internal laws of the State of California. If any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of this Note.

         This is one of several notes executed pursuant to that certain Line of Credit Agreement dated as of September 7, 2000, between Maker and Payee, and reference is made thereto for certain rights of the holder of this note, including the right to accelerate the maturity of this note all sums evidenced hereby in the event of a default in payment of this or any note so executed.

         Executed at Yorba Linda, California on the date first above written.

                                            GEO PETROLEUM, INC.


                                            By:
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